UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, the Compensation Committee of the Board of Directors of First Acceptance Corporation, or the Company, approved discretionary, contingent compensation to the Company’s named executive officers as listed in the table below. The payment of this compensation is subject to the Company reporting pre-tax income in any given calendar quarter, as determined in accordance with generally accepted accounting principles and exclusive of certain items, such as gains and losses on investment securities, third party diligence expense and other non-recurring expenses. Additionally, in order to receive payment upon satisfaction of the contingency, such person must be an employee of the Company at the time of payment.

Name	Title	Contingent Compensation Amount
Mark A. Kelly	Chief Executive Officer	$175,000
Joe Borbely	President	$75,000
John Barnett	Senior Vice President—Finance	$60,000
Daniel L. Walker	Senior Vice President—Operations	$60,000
Keith Bornemann	Vice President and Controller	$28,000

The Compensation Committee has not approved any other incentive compensation plans for future periods at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation,
a Delaware corporation

Date: September 4, 2012	By:	/s/ JOHN BARNETT

	Name:	John Barnett
	Title:	Senior Vice President—Finance

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